INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2024 RESULTS

— — —

GAAP DILUTED EPS OF $1.99, ADJUSTED1 EPS OF $2.03
GAAP NET REVENUES OF $1,387 MILLION, ADJUSTED NET REVENUES OF $1,424 MILLION

GREENWICH, CT, January 21, 2025 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended December 31, 2024.

Reported diluted earnings per share were $1.99 for the current quarter and $2.03 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.48 and $1.52 as adjusted.

Reported net revenues were $1,387 million for the current quarter and $1,424 million as adjusted. For the year-ago quarter, reported net revenues were $1,139 million and $1,149 million as adjusted.

Reported income before income taxes was $1,040 million for the current quarter and $1,077 million as adjusted. For the year-ago quarter, reported income before income taxes was $816 million and $831 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•
Commission revenue increased 37% to $477 million on higher customer trading volumes. Customer trading volume in options and stocks increased 32% and 65%, respectively, while customer futures volume decreased by 3%.

•	Net interest income increased 11% to $807 million on higher average customer margin loans and customer credit balances.

•	Other fees and services increased $26 million, or 47%, to $81 million, led by increases of $14 million in risk exposure fees and $4 million in payments for order flow from exchange-mandated programs.

•
Execution, clearing and distribution fees expenses increased 15% to $115 million, driven by a higher SEC fee rate, a new FINRA Consolidated Audit Trail (“CAT”) fee initiated during the current quarter, and higher customer trading volumes in options and stocks.

•	General and administrative expenses increased $14 million, or 31%, to $59 million, driven primarily by an increase of $9 million in advertising expenses.

•	Pretax profit margin for the current quarter was 75% as reported and 76% as adjusted. For the year-ago quarter, pretax margin was 72% both as reported and as adjusted.

•	Total equity of $16.6 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.25 per share. This dividend is payable on March 14, 2025, to shareholders of record as of February 28, 2025.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 30% to 3.34 million.
•	Customer equity increased 33% to $568.2 billion.
•	Total DARTs[2] increased 61% to 3.12 million.
•	Customer credits increased 15% to $119.7 billion.
•	Customer margin loans increased 45% to $64.2 billion.

Other Items

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $266 million, as the U.S. dollar value of the GLOBAL decreased by approximately 1.63%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $18 million) and (2) Other Comprehensive Income (loss of $248 million).

This quarter, Other Income also includes a $24 million net gain from our investment in Tiger Brokers, which is comprised of a one-time realized gain of $34 million from the sale of a portion of such investment and a $10 million unrealized loss.

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, January 21, 2025, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at
https://register.vevent.com/register/BI6ae762cae1c640e587dcb275064fe06c to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and forecast contracts around the clock on over 150 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Revenues:
Commissions	$477	$348	$1,697	$1,360
Other fees and services	81	55	280	197
Other income (loss)	22	6	60	(11)
Total non-interest income	580	409	2,037	1,546

Interest income	1,863	1,695	7,339	6,230
Interest expense	(1,056)	(965)	(4,191)	(3,436)
Total net interest income	807	730	3,148	2,794
Total net revenues	1,387	1,139	5,185	4,340

Non-interest expenses:
Execution, clearing and distribution fees	115	100	447	386
Employee compensation and benefits	138	136	574	527
Occupancy, depreciation and amortization	24	25	101	99
Communications	10	12	39	41
General and administrative	59	45	314	211
Customer bad debt	1	5	15	7
Total non-interest expenses	347	323	1,490	1,271

Income before income taxes	1,040	816	3,695	3,069
Income tax expense	71	77	288	257

Net income	969	739	3,407	2,812
Net income attributable to noncontrolling interests	752	579	2,652	2,212

Net income available for common stockholders	$217	$160	$755	$600

Earnings per share:
Basic	$2.00	$1.49	$6.99	$5.72
Diluted	$1.99	$1.48	$6.93	$5.67

Weighted average common shares outstanding:
Basic	108,885,363	107,021,836	108,112,199	104,965,050
Diluted	109,683,522	107,811,190	109,002,938	105,846,877

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$217	$160	$755	$600
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(64)	37	(53)	30
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(64)	37	(53)	30
Comprehensive income available for common stockholders	$153	$197	$702	$630

Comprehensive earnings per share:
Basic	$1.42	$1.84	$6.50	$6.00
Diluted	$1.41	$1.83	$6.44	$5.95

Weighted average common shares outstanding:
Basic	108,885,363	107,021,836	108,112,199	104,965,050
Diluted	109,683,522	107,811,190	109,002,938	105,846,877

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$752	$579	$2,652	$2,212
Other comprehensive income - cumulative translation adjustment	(184)	111	(154)	92
Comprehensive income attributable to noncontrolling interests	$568	$690	$2,498	$2,304

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			December 31, 2024	December 31, 2023
			(in millions)

Assets
Cash and cash equivalents			$3,633	$3,753
Cash - segregated for regulatory purposes			36,600	28,840
Securities - segregated for regulatory purposes			27,846	35,386
Securities borrowed			5,369	5,835
Securities purchased under agreements to resell			6,575	5,504
Financial instruments owned, at fair value			1,924	1,488
Receivables from customers, net of allowance for credit losses			64,432	44,472
Receivables from brokers, dealers and clearing organizations			2,196	1,643
Other assets			1,943	1,502
Total assets			$150,518	$128,423

Liabilities and equity

Liabilities
Short-term borrowings			$14	$17
Securities loaned			16,248	11,347
Financial instruments sold but not yet purchased, at fair value			293	193
Other payables:
Customers			115,343	101,012
Brokers, dealers and clearing organizations			476	590
Other payables			1,547	1,197
			117,366	102,799
Total liabilities			133,921	114,356

Equity
Stockholders' equity			4,280	3,584
Noncontrolling interests			12,317	10,483
Total equity			16,597	14,067
Total liabilities and equity			$150,518	$128,423

	December 31, 2024		December 31, 2023
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	108,931,614	25.8%	107,049,483	25.4%
Noncontrolling interests (IBG Holdings LLC)	313,643,354	74.2%	313,976,354	74.6%

Total IBG LLC membership interests	422,574,968	100.0%	421,025,837	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2022	532,064		26,966		559,030
2023	483,015	(9%)	29,712	10%	512,727	(8%)
2024	661,666	37%	63,348	113%	725,014	41%

4Q2023	120,886		7,932		128,818
4Q2024	196,433	62%	23,220	193%	219,653	71%

3Q2024	171,620		17,722		189,342
4Q2024	196,433	14%	23,220	31%	219,653	16%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	908,415		207,138		330,035,586
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)
2024	1,344,855	32%	218,327	4%	307,489,711	22%

4Q2023	279,945		53,883		59,046,908
4Q2024	371,684	33%	52,285	(3%)	97,610,745	65%

3Q2024	344,540		56,825		72,117,769
4Q2024	371,684	8%	52,285	(8%)	97,610,745	35%

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	873,914		203,933		325,368,714
2023	981,172	12%	206,073	1%	248,588,960	(24%)
2024	1,290,770	32%	214,864	4%	302,040,873	22%

4Q2023	269,082		52,996		58,112,082
4Q2024	356,255	32%	51,662	(3%)	95,910,447	65%

3Q2024	330,173		56,078		70,751,412
4Q2024	356,255	8%	51,662	(8%)	95,910,447	36%

PRINCIPAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	34,501		3,205		4,666,872
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)
2024	54,085	37%	3,463	17%	5,448,838	31%

4Q2023	10,863		887		934,826
4Q2024	15,429	42%	623	(30%)	1,700,298	82%

3Q2024	14,367		747		1,366,357
4Q2024	15,429	7%	623	(17%)	1,700,298	24%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS

Year over Year	4Q2024	4Q2023	% Change
Total Accounts (in thousands)	3,337	2,562	30%
Customer Equity (in billions)[1]	$568.2	$426.0	33%
Total Customer DARTs (in thousands)	3,118	1,934	61%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.72	$3.19	(15%)
Cleared Avg. DARTs per Account (Annualized)	213	172	24%

Consecutive Quarters	4Q2024	3Q2024	% Change
Total Accounts (in thousands)	3,337	3,120	7%
Customer Equity (in billions)[1]	$568.2	$541.5	5%
Total Customer DARTs (in thousands)	3,118	2,703	15%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.72	$2.83	(4%)
Cleared Avg. DARTs per Account (Annualized)	213	198	8%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in millions)
Average interest-earning assets
Segregated cash and securities	$65,466	$59,482	$62,117	$59,582
Customer margin loans	60,290	42,769	53,503	41,229
Securities borrowed	6,089	5,185	5,899	5,315
Other interest-earning assets	11,873	10,534	11,180	10,114
FDIC sweeps[1]	4,643	3,554	4,214	3,003
	$148,361	$121,524	$136,913	$119,243

Average interest-bearing liabilities
Customer credit balances	$114,274	$96,598	$105,840	$96,081
Securities loaned	15,268	9,922	13,737	9,518
Other interest-bearing liabilities	104	1	26	1
	$129,646	$106,521	$119,603	$105,600

Net interest income
Segregated cash and securities, net	$747	$760	$3,024	$2,791
Customer margin loans[2]	792	631	3,012	2,278
Securities borrowed and loaned, net	25	43	92	276
Customer credit balances, net[2]	(884)	(866)	(3,595)	(3,125)
Other net interest income1/3	150	171	690	600
Net interest income[3]	$830	$739	$3,223	$2,820

Net interest margin ("NIM")	2.23%	2.41%	2.35%	2.36%

Annualized yields
Segregated cash and securities	4.54%	5.07%	4.87%	4.68%
Customer margin loans	5.23%	5.85%	5.63%	5.53%
Customer credit balances	3.08%	3.56%	3.40%	3.25%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]	Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2024 and 2023, $8 million, $28 million, $5 million, and $19 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2024 and 2023, $15 million, $47 million, $4 million, and $7 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,387	$1,139	$5,185	$4,340

Non-GAAP adjustments
Currency diversification strategy, net	18	9	15	80
Mark-to-market on investments[2]	10	8	48	(46)
Remeasurement of TRA liability[3]	9	(7)	9	(7)
Total non-GAAP adjustments	37	10	72	27
Adjusted net revenues	$1,424	$1,149	$5,257	$4,367

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$1,040	$816	$3,695	$3,069

Non-GAAP adjustments
Currency diversification strategy, net	18	9	15	80
Mark-to-market on investments[2]	10	8	48	(46)
Remeasurement of TRA liability[3]	9	(7)	9	(7)
Bad debt expense[4]	-	5	-	5
Total non-GAAP adjustments	37	15	72	32
Adjusted income before income taxes	$1,077	$831	$3,767	$3,101

Adjusted pre-tax profit margin	76%	72%	72%	71%

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$217	$160	$755	$600

Non-GAAP adjustments
Currency diversification strategy, net	5	2	4	20
Mark-to-market on investments[2]	3	2	12	(12)
Remeasurement of TRA liability[3]	9	(7)	9	(7)
Bad debt expense[4]	-	1	-	1
Income tax effect of above adjustments[5]	(2)	(1)	(4)	(2)
Remeasurement of deferred income taxes[6]	(11)	7	(11)	7
Total non-GAAP adjustments	5	5	11	8
Adjusted net income available for common stockholders	$222	$164	$766	$608

Note: Amounts may not add due to rounding.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.99	$1.48	$6.93	$5.67

Non-GAAP adjustments
Currency diversification strategy, net	0.04	0.02	0.04	0.19
Mark-to-market on investments[2]	0.02	0.02	0.11	(0.11)
Remeasurement of TRA liability[3]	0.08	(0.07)	0.08	(0.07)
Bad debt expense[4]	0.00	0.01	0.00	0.01
Income tax effect of above adjustments[5]	(0.02)	(0.01)	(0.03)	(0.01)
Remeasurement of deferred income taxes[6]	(0.10)	0.07	(0.10)	0.07
Total non-GAAP adjustments	0.04	0.04	0.10	0.08
Adjusted diluted EPS	$2.03	$1.52	$7.03	$5.75

Diluted weighted average common shares outstanding	109,683,522	107,811,190	109,002,938	105,846,877

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments[2], and the remeasurement of our Tax Receivable Agreement (“TRA”) liability[3].

•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, and unusual bad debt expense[4].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, unusual bad debt expense, and the remeasurement of certain deferred tax assets[6].

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy, our mark-to-market on investments, the remeasurement of our TRA liability, unusual bad debt expense, and the remeasurement of certain deferred tax assets are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments, including equity securities taken over by the Company as a customer accommodation due to a technical issue at the New York Stock Exchange that occurred on the morning of June 3, 2024.

3 Remeasurement of our TRA liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. This is related to the remeasurement of the deferred tax assets described below. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 27, 2024.

4 Unusual bad debt expense consists of a credit loss on a loan not related to margin lending.

5 The income tax effect is estimated using the statutory income tax rates applicable to the Company.
6 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024.